COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the "Agreement") made this 30th day of September 2022 (the "Effective Date"), by and among Astra Energy, Inc., a Nevada corporation, ("Buyer"), and **Saro Khodaverdi** ("Seller"). The Buyer and Seller shall collectively be referred to hereafter as the "Parties" and individually as a "Party" unless referred to specifically as the Buyer or the Seller. The common stock owned by Seller to be sold to Buyer was issued by Regreen Technologies, Inc., a California corporation ("Company"), to the Seller.

RECITALS

Seller owns 600,000 common shares of the Company that was purchased by the Seller and 100,000 common shares of the Company that was granted for services rendered which are free and clear of any liens, encumbrances, security interests, charges, mortgages, pledges, and any other adverse claims or other restrictions that would prevent the transfer of clear title of the Seller's shares of the Company to Buyer. The Company is validly incorporated and operating as a privately owned California corporation in good standing with the California Secretary of State and in compliance with all of its registration and filing requirements.

There are no legal actions and/or proceedings and/or lawsuits pending against Seller that may materially affect this Agreement.

Buyer is a publicly traded company with authorized shares of common stock to issue of 100,000,000 of which 55,455,540 shares of common stock were issued as of August 20, 2022.

Buyer is validly incorporated and is in good standing with the Nevada Secretary of State and in compliance with all of its registration and filing requirements.

Seller desires to sell to Buyer his 600,000 shares of common that he had purchased ("Available Shares for Sale") and Buyer desires to purchase from Seller all of Seller's Available Shares for Sale interest in the Company, which is referred to herein as issued and outstanding shares of common stock in the Company under the terms and conditions of this Agreement.

Under the terms of this Agreement, Seller will convey and deliver the Seller's all Available Shares for Sale of the Company to the Buyer in exchange for **300,000 shares** of Buyer's common stock (from Buyer's unissued and not outstanding shares of common stock) as consideration for the purchase of the Seller's shares. Seller agrees to transfer the Seller's shares of the Company to Buyer.

These Recitals are incorporated by reference into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), contained herein, and subject to the terms and conditions hereof, the Parties agree to be legally bound to this Agreement as follows:

1. Agreement to Purchase and Sell.

The Seller will sell to Buyer, and the Buyer agrees to purchase from the Seller, the Seller's Available Shares for Sale in exchange for **300,000 shares** of Buyer's common stock (the "Astra Shares"). This consideration that Buyer will pay Seller for his Company's common stock is referred to hereafter as the "Purchase Price", including all of the Seller's rights, title, and interest in and to the Seller's shares. Upon closing of this transaction, Seller shall have no further rights, or interest, in the Company other than what is expressly stated herein, i.e., 100,000 common shares will stay with the Company. Seller shall receive no further payments, compensation, or other benefits from the Company.

2. Closing Date

The Closing Date of this Agreement shall be on or before September 30, 2022.

3. Lock Up Period.

The Seller shall not transfer, assign or offer for sale the Astra Shares for a period of six months following the Closing Date.

4. Representations and Warranties of Buyer. Buyer represents and warrants to and covenants with Seller as of the Effective Date the following:

   a. Buyer has the legal capacity to execute, deliver and perform this Agreement and any instruments or agreements required to be executed and delivered by him under this Agreement.

   b. The execution, delivery or performance of this Agreement by Buyer and the consummation of this Agreement will not conflict with or will not violate any law applicable to Buyer or will not conflict with or result in any breach of or constitute a default (and any event that would result in a default) or give to others any right of termination, acceleration, or cancellation of any agreement to which Buyer is a party.

   c. No statement by Buyer contained in this Agreement or in any document delivered by Buyer under this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein not misleading or is necessary to provide the information required to be provided herein fully and fairly. Buyer acknowledges he has received all documents he has required to conduct his due diligence herein and no other document relevant to Buyer's due diligence is pending.

5. Representations and Warranties of Seller. Seller represents and warrants to and covenants with Seller as of the Effective Date the following:

a. Seller has the legal capacity to execute, deliver and perform this Agreement and any instruments or agreements required to be executed and delivered by him under this Agreement.

b. The execution, delivery or performance of this Agreement by Seller and the consummation of this Agreement will not conflict with or will not violate any law applicable to Seller or will not conflict with or result in any breach of or constitute a default (and any event that would result in a default) or give to others any right of termination, acceleration, or cancellation of any agreement to which Seller is a party.

c. No statement by Seller contained in this Agreement or in any document delivered by Seller under this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein not misleading or is necessary to provide the information required to be provided herein fully and fairly. Seller acknowledges he is fully knowledgeable about the Company and its financial affairs, he has received all documents he has required to conduct his due diligence herein, and no other document relevant to Seller's due diligence is pending. Seller further represents that he is aware of the financial challenges facing the Company and has knowingly consented to this transaction.

6. Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of California.

7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties, except that Company may not assign or transfer any of its rights or obligations under this Agreement.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy or PDF Formatted copy of this Agreement shall be deemed an original.

9. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision.

10. Legal Fees, Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement, including legal, accounting, and any other professional fees and expenses.

11. Amendments, Modifications and Waivers. No amendment, change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer

and the Seller. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy. All remedies, either under this agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

14. Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or the Seller, the Buyer and the Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

15. Term, Survival. This Agreement is effective from the Effective Date hereof and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed.

16. Assignment. Neither Party may assign this Agreement or its rights or duties hereunder without the other Party's prior written consent. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, legal representatives, successors, and assigns.

17. Confidentiality. Except for disclosure to the Parties' legal counsel, accountants, or financial advisers, the Parties shall not disclose the terms of this Agreement to any person who is not a Party to this Agreement unless disclosure is required by law, authorized by this Agreement, or consented to by both Parties in writing and signed by each Party.

18. Attorneys' Fees. In the event a Party is required to retain the services of an attorney to enforce or interpret any of the provisions of this Agreement, the prevailing Party shall be entitled to recover his attorneys' fees, expenses and costs of suit actually incurred.

19. Waiver. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted by a Party must be in writing to be effective and shall apply solely to the specific instance expressly stated.

20. Confidential. This Agreement and its terms shall remain confidential and private between the Parties and shall not be disclosed except to comply with any applicable law and/or court order that requires disclosure of this Agreement and/or its terms.

IN WITNESS WHEREOF, each of the Parties hereto have executed this Agreement as of the date first written above.

BUYER
Astra Energy, Inc.

By: Kermit Harris, President and Director

SELLER
Saro Khodaverdi

By: Saro Khodaverdi